Exhibit 4.9(xix)

Contract No.: 0100100044-2026 (Minhang) No. 01059

Operating Quick Loan Contract

(2024 Legal Entity Online Signing Version)

Special Notice: This contract is lawfully concluded through equal and voluntary negotiation between the lender and the borrower. All terms represent the true intentions of both parties. To protect the legitimate rights and interests of the borrower, the lender specifically draws the borrower's attention to all terms concerning the rights and obligations of both parties, particularly the content in bold type.

Lender: Industrial and Commercial Bank of China Limited, Shanghai Minhang Sub-branch

Address: No. 288 Xinsong Road

Borrower: WIPO (Shanghai) New Energy Technology Co., Ltd.

Legal Representative: Liu Yuejin

Address:No.288 Xinsong Rd.

Contact Number: Mobile Number:

Email: Fax:

[The borrower must accurately and completely fill in the above information to ensure the timely delivery of subsequent notices and legal documents]

Part I Basic Agreement

Article 1 Purpose of the Loan

The loan under this contract is used for the following purpose. Without the lender's written consent, the borrower shall not misappropriate the loan for other purposes. The lender has the right to supervise the use of the funds.

Loan Purpose: Production and Operation

Article 2 Loan Amount and Term

2.1 The currency of the loan under this contract is Renminbi, with an amount of 5,000,000.00 yuan (in words: Five Million Yuan Only) (in case of inconsistency between figures and words, the words shall prevail). The loan term under this contract shall be calculated from the drawdown date. The drawdown date, maturity date, and delayed disbursement arrangements (if any) shall be subject to the drawdown notice. The borrower shall draw down the loan in a single lump sum.

Article 3 Interest Rate, Interest, and Fees

3.1 [Determination Method for Renminbi Loan Interest Rate]

The interest rate for the loan under this contract is determined as follows:

The interest rate for each loan is determined by adding a floating spread to the pricing benchmark. If the loan term is within 60 months (inclusive), the pricing benchmark shall be the 1-year Loan Prime Rate (LPR) published by the National Interbank Funding Center on the working day prior to the drawdown date. If the loan term is within 12 months (inclusive), the floating spread is plus (plus/minus) 11.000000 basis points (one basis point equals 0.01%, same below). If the loan term is more than 12 months but within 60 months (inclusive), the floating spread is plus (plus/minus) 11.000000 basis points. If the loan term exceeds 60 months, the pricing benchmark shall be the LPR for terms over 5 years published by the National Interbank Funding Center on the working day prior to the drawdown date, and the floating spread is plus (plus/minus) 11.000000 basis points. If the National Interbank Funding Center does not publish the LPR for the corresponding term on the working day prior to the interest rate determination date, the LPR published on the immediately preceding working day shall prevail, and so forth. The spread shall remain unchanged during the loan term. After the loan is disbursed, the interest rate shall be adjusted according to the following method A (A/B):

A. The interest rate is adjusted every 12 (1/3/6/12) months, with interest calculated in installments. The interest rate determination date for the second and subsequent periods shall be the corresponding date after the drawdown date for each loan. On that date, the lender shall adjust the loan interest rate based on the LPR for the aforementioned term published by the National Interbank Funding Center on the preceding working day and the floating spread. If there is no date corresponding to the drawdown date in the adjustment month, the last day of that month shall be deemed the corresponding date.

B. No adjustment shall be made during the entire loan term.

3.2 [Determination Method for Foreign Currency Loan Interest Rate]

The interest rate for foreign currency loans is determined by the following term interest rate pricing method:

The interest rate for each loan is determined by adding a spread to the pricing benchmark. The pricing benchmark for each loan is the applicable term type of / (drawdown date/contract effective date) (first interest rate determination date) which is / (week/month/year) of / (SOFR term rate/SONIA term rate/EURIBOR term rate/TORF term rate, etc.), and the spread is / (plus/minus) / basis points (one basis point equals 0.01%). The spread shall remain unchanged during the contract term. After the first interest rate determination date, regardless of whether the loan has been drawn down, the interest rate shall be adjusted according to the following method / (A/B/C), with interest calculated in installments:

A. The interest rate is adjusted every / (1/3/6/12) months. The second and subsequent periods...

The interest rate determination date shall be the corresponding date after the first full period from the initial interest rate determination date. From that date, the borrowing rate shall be adjusted based on the pricing benchmark and spread applicable on that date. If there is no date in the adjustment month corresponding to the initial interest rate determination date, the last day of that month shall be deemed the corresponding date.

B. The first day of each interest period (i.e., the day immediately following the end of the preceding interest period) shall serve as the interest rate determination date. From that date, the borrowing rate shall be adjusted based on the pricing benchmark and spread applicable on that date.

C. No adjustment shall be made during the entire loan term.

The applicable pricing benchmark for the aforementioned interest rate determination dates shall be determined in accordance with the relevant rules set forth in Article 1.1 of Part Two.

3.3 Interest on the borrowing under this contract shall accrue on a daily basis from the actual drawdown date and shall be settled monthly (monthly/quarterly/semi-annually). If this contract stipulates otherwise regarding interest calculation and settlement rules, such stipulations shall prevail. Upon maturity of the borrowing, any remaining unpaid interest shall be settled together with the principal. When the borrowing currency is British pound, Australian dollar, Canadian dollar, Singapore dollar, or Hong Kong dollar, the daily interest rate for each interest calculation day shall be the annual interest rate divided by 365. When the borrowing currency is renminbi or any other currency, the daily interest rate for each interest calculation day shall be the annual interest rate divided by 360. If interest is calculated using a monthly interest rate, the monthly interest rate shall be the annual interest rate divided by 12.

3.4 If the borrowing currency is renminbi, the overdue penalty interest rate under this contract shall be determined by adding 50.000000% to the original borrowing interest rate. If the borrowing currency is a foreign currency, the overdue penalty interest rate under this contract shall be determined by adding / % to the original borrowing interest rate. The penalty interest rate for misappropriation of the borrowing shall be determined by adding 50.000000% to the original borrowing interest rate.

3.5 Annualized cost of funds

The borrower's annualized cost of funds includes the annualized borrowing interest rate and the annualized cost of funds from expenditures such as / . The recipient of the aforementioned / expenditures is not the lender; the specific recipient is / . The specific interest rates and fee rates for the aforementioned expenditures are as follows (the following is for reference only; specific interest rates and fee rates may be adjusted in accordance with the contract terms, and the relevant contract stipulations shall prevail):

(1) The annualized borrowing interest rate calculated in accordance with Articles 3.1 to 3.4 of this contract;

(2) / .

Article 4 Drawdown

4.1 The borrower shall draw down the loan in a single installment. If the borrower fails to draw down the loan in a single installment as agreed, the lender shall have the right to cancel all or part of the borrowing. After the lender disburses the loan funds to the borrower's drawdown account as specified in the drawdown notice, the lender shall be deemed to have fully disbursed the borrowing to the borrower in accordance with this contract.

4.2 The borrower may draw down the borrowing under this contract through the following method (2):

(1) Directly withdrawing the borrowing from a designated business outlet of the lender;

(2) Self-service withdrawal of the borrowing via the Industrial and Commercial Bank of China electronic banking system;

(3) Withdrawal of the borrowing through a third-party platform approved by the lender.

Article 5 Accounts

The borrower shall open or designate an account with the lender to serve as the account for drawdown and repayment.

Article 6 Guarantee

The guarantee method for the borrowing under this contract is / , and the corresponding guarantee contracts include but are not limited to:

1. Guarantee contract number: /

Guarantor: /

2. Guarantee contract number: /

Guarantor: /

For the avoidance of doubt, the parties confirm that, in addition to the guarantee methods and guarantee contracts listed above, there may be other guarantees for the borrowing under this contract. The specific guarantee arrangements and guarantee content for the borrowing under this contract shall be subject to the relevant guarantee legal documents.

Article 7 Complaint/Inquiry Channels

The complaint/inquiry channels for this financial service (product) of the lender are as follows:

7.1 Business outlets

Report issues to the customer service manager or branch manager at an Industrial and Commercial Bank of China business outlet, or leave a message in the customer opinion book.

7.2 Customer service hotline

Call the customer service hotline (95588) and select manual service to contact a customer service representative.

7.3 Online banking and mobile banking

Log in to personal online banking via the portal website (http://www.icbc.com.cn) or log in to the "ICBC Industrial and Commercial Bank of China Corporate Mobile Banking" mobile app to contact the Industrial and Commercial Bank of China online customer service.

7.4 Other channels / .

Article 8 Dispute Resolution

The formation, validity, interpretation, performance, and resolution of disputes under this contract shall be governed by the laws of the People's Republic of China. During the performance of the contract, any disputes or controversies arising from or in connection with this contract shall first be resolved through negotiation between the parties. If negotiation fails, the dispute shall be submitted to the court located in the lender's place of domicile or the court located in the place where the contract was signed for resolution through litigation.

The parties agree that when a dispute arising under this contract is submitted to a court or arbitration institution, the court or arbitration institution may conduct hearings using audiovisual transmission technology, asynchronous proceedings, or similar methods, and the parties have no objection whatsoever to this.

The parties to this contract confirm and agree that any dispute arising from or in connection with this contract, if any party initiates litigation or arbitration before a people's court or arbitration institution, the people's court or arbitration institution, the parties to the contract, and other participants in the litigation or arbitration may rely on the electronic litigation platform to complete all or part of the litigation or arbitration procedures, including case filing, mediation, evidence exchange, inquiry, trial, and service of documents, via the internet or a dedicated network. The aforementioned online litigation or arbitration activities shall have the same legal effect as offline litigation or arbitration activities.

Article 9 Other Matters Agreed by the Parties

Part II Specific Provisions

Article 1 Interest Rate and Interest

1.1 Where the borrowing currency is a foreign currency and the pricing method adopts a term rate or a floating overnight rate, the pricing benchmark applicable on the interest rate determination date (T date; if the interest rate determination date is not a business day, the immediately preceding business day shall be taken as the T date) shall be the interest rate value corresponding to T-N business days as displayed on the Refinitiv or Bloomberg financial terminal page for the pricing benchmark agreed in this contract. If the interest rate pricing benchmark is negative, it shall be deemed as zero. The aforementioned business day refers to the local business day of the jurisdiction of the administrative body of the pricing benchmark for the borrowing currency. Where a term rate applies, the value of N is 2; where a floating overnight rate applies, the value of N is 5.

For the avoidance of doubt, the SOFR term rate as agreed in this contract refers to the SOFR term rate published by the Chicago Mercantile Exchange (CME) as recognized by the Alternative Reference Rates Committee (ARRC); the SONIA term rate as agreed in this contract refers to the SONIA term rate published by Refinitiv.

If the pricing benchmark undergoes a material change, the prevailing market rules in effect at that time shall apply. If the lender requires the borrower to enter into a supplementary agreement regarding the relevant matters, the borrower shall cooperate.

1.2 If the borrowing under this contract adopts a floating interest rate, the rules for interest rate adjustment after the borrowing becomes overdue shall continue to be implemented in accordance with the original method.

1.3 If interest on the borrowing is settled monthly, the interest settlement date shall be the 20th day of each month; if settled quarterly, the interest settlement date shall be the 20th day of the last month of each quarter; if settled semi-annually, the interest settlement date shall be June 20 and December 20 of each year.

1.4 The first interest period shall commence on the date of the borrower's drawdown and end on the first interest settlement date; the last interest period shall commence on the day following the end of the preceding interest period and end on the final repayment date; the remaining interest periods shall commence on the day following the end of the preceding interest period and end on the next interest settlement date.

1.5 Borrowing interest = principal amount x daily interest rate x number of days used. The number of days used as agreed in this contract refers to the actual number of days used; however, the parties agree that the lender has the right, based on system settings, to calculate the number of days used as 30 days per month.

1.6 If the People's Bank of China adjusts the method for determining loan interest rates, the relevant regulations of the People's Bank of China shall apply, and the lender shall not be required to provide separate notice to the borrower.

1.7 If, at the time of signing this contract, the borrowing interest rate is determined to be the Loan Prime Rate (LPR) published by the National Interbank Funding Center minus a certain number of basis points, the lender has the right to reassess annually the interest rate concession granted to the borrower and, based on national policies, changes in the borrower's credit standing, and changes in the borrowing guarantee, decide at its sole discretion to cancel in whole or in part the interest rate concession granted to the borrower, and shall promptly notify the borrower.

1.8 Unless otherwise specified, the borrowing interest rates in this contract are all annualized rates calculated using the simple interest method.

1.9 Special Provisions on RMB Borrowing Interest Rates

(1) The borrower acknowledges and agrees that during the term of this contract, if there are adjustments to laws, regulations, or relevant provisions concerning interest rates, or if self-regulatory agreements on loan pricing or the LPR (Loan Prime Rate) are adjusted, resulting in the loan interest rate level agreed in this contract (including fixed rates, floating rates, and other scenarios) falling below the lower limit of the latest permissible range under interest rate policies or self-regulatory agreements (hereinafter referred to as the "lower limit of the latest permissible range"), the loan interest rate under this contract (including the interest rate for new drawdowns at the time of drawdown and the interest rate for drawn loans as adjusted with the LPR) shall be implemented at a rate not lower than the lower limit of the latest permissible range (hereinafter referred to as the "implemented interest rate"). The specific implemented interest rate and the effective date of the implemented interest rate shall be subject to the lender's notice.

(2) If the borrower does not accept the aforementioned adjustment to the loan interest rate, the borrower has the right, within 10 business days of receiving the lender's notice, to inform the lender in writing of the early termination of this contract and simultaneously repay all outstanding loan principal and interest. From the effective date of the implemented interest rate until the early termination of this contract,

During the period, the interest rate of the loan under this contract shall be implemented in accordance with the lender's notice. If the borrower chooses to continue performing this contract, or fails to notify the lender of early termination of this contract within the prescribed time, or notifies early termination of this contract but fails to fully repay the principal and interest of the loan already disbursed, the borrower shall be deemed to have accepted the aforesaid adjustment of the loan interest rate. The borrower may also, after receiving the lender's notice, apply to the lender for early repayment of all or part of the loan in accordance with the relevant provisions of this contract and the lender's notice; after early repayment, the interest rate of the loan still outstanding shall still be implemented in accordance with the lender's notice.

Article 2 Loan Disbursement and Payment

2.1 The borrower must satisfy the following preconditions for drawing the loan; otherwise, the lender shall have no obligation to disburse any funds to the borrower, unless the lender agrees to disburse the funds in advance:

(1) Except for unsecured loans, the borrower has provided corresponding security as required by the lender and has completed all relevant security procedures, and the guarantor has not breached any provisions of the security contract;

(2) At the time of drawing, the borrower's representations and warranties under this contract remain true, accurate, and complete, and no event of default has occurred under this contract or under any other contract signed between the borrower and the lender;

(3) The materials provided for the purpose of the loan are consistent with the agreed purpose;

(4) Submission of other materials required by the lender.

(5) If the borrower draws the loan through the electronic banking system of Industrial and Commercial Bank of China, the "Industrial and Commercial Bank of China Electronic Banking Enterprise Customer Service Agreement" signed between the borrower and the lender shall remain valid throughout the loan term.

2.2 If the borrower draws the loan through the designated business outlets of the lender, the borrower shall submit a drawdown notice to the lender at least 5 banking days in advance. Once the drawdown notice is submitted, it shall not be revoked without the lender's written consent.

2.3 If the borrower draws the loan through the electronic banking system of Industrial and Commercial Bank of China, the borrower shall sign the "Industrial and Commercial Bank of China Electronic Banking Enterprise Customer Service Agreement" with the lender, undertake to comply with the "Industrial and Commercial Bank of China Electronic Banking Charter" and relevant transaction rules, and operate in accordance with such transaction rules. The drawdown instruction (also referred to as the electronic loan certificate) submitted by the borrower via the electronic banking system of Industrial and Commercial Bank of China and confirmed by the lender shall be deemed as the loan receipt.

2.4 After the borrower satisfies the preconditions for drawing or the lender agrees to disburse the funds in advance, the lender's transfer of the loan into the borrower's drawdown account as specified in the drawdown notice shall be deemed that the lender has disbursed the loan to the borrower in accordance with the provisions of this contract.

2.5 In accordance with relevant regulatory requirements and the lender's management policies, loans exceeding a certain amount or meeting other conditions shall be disbursed by the lender on a entrusted payment basis, whereby the lender, based on the borrower's drawdown application and payment entrustment, pays the loan to the payee whose purpose is consistent with the agreed purpose under this contract.

2.6 When processing entrusted payment, the borrower shall provide the lender with the account information of the payee and supporting materials evidencing that the drawdown is consistent with the agreed purpose at the time of drawing. The borrower shall ensure that all materials provided to the lender are true, complete, and valid.

2.7 When processing entrusted payment, the lender shall only conduct a formal review of the payee information, loan purpose supporting materials, and other relevant documents provided by the borrower. The lender shall not bear any responsibility for failing to complete the entrusted payment in a timely manner due to the inaccuracy, incompleteness, or untruthfulness of the relevant materials provided by the borrower.

2.8 If the lender discovers, upon review, any inconsistencies or other defects in the purpose supporting materials or other relevant documents provided by the borrower, the lender shall have the right to require the borrower to supplement, replace, explain, or resubmit the relevant materials. Until the borrower submits materials that meet the lender's management requirements, the lender shall have the right to refuse the disbursement and payment of the relevant funds.

2.9 If the borrower has a reasonable emergency need for funds within the scope of the loan purpose agreed in the contract, and upon the lender's evaluation and consent, the lender may appropriately simplify the pre-disbursement supporting materials and procedures for entrusted payment required from the borrower. However, the borrower shall provide the lender with the required post-disbursement review materials within the time limit specified by the lender. If the post-disbursement review materials do not comply with the provisions of this agreement, the borrower shall handle the matter as required by the lender.

2.10 In accordance with the loan purpose agreed in this contract, the lender shall have the right to require the borrower, independent intermediary agencies, and other relevant parties to issue joint inspection certificates and other relevant supporting materials. The lender shall disburse and pay the financing funds based on such supporting materials.

2.11 If, upon review, the lender determines that the materials provided by the borrower are consistent with the agreed loan purpose and that the drawdown complies with the provisions of this contract, the lender shall first transfer the loan into the borrower's drawdown account as specified in the drawdown notice, and then, based on the needs and the relevant business vouchers submitted by the borrower, transfer the corresponding funds to the borrower.

2.12 If any of the following circumstances occurs, the lender has the right to re-determine the conditions for the drawing and disbursement of the loan, change the loan disbursement method, or suspend or terminate the drawing and disbursement of the loan:

(1) The borrower provides false or invalid materials to the lender in order to obtain financing;

(2) A material adverse change occurs in the borrower's production and business operations, the borrower's credit standing declines, or a default event under this contract occurs;

(3) The borrower fails to draw and disburse the financing funds in accordance with the provisions of this contract, or the use of the financing funds becomes abnormal;

(4) The borrower violates the provisions of this contract or relevant regulatory requirements by circumventing entrusted payment through methods such as splitting the amount into smaller portions;

(5) The borrower's designated drawdown account or payment recipient account is frozen or subject to a payment suspension order by a competent authority.

2.13 In accordance with national foreign exchange management laws, regulations, and the lender's internal policies, for the outward payment of foreign currency loans, the borrower must go to the lender's business outlet to submit relevant materials. Payment may be made externally only after the materials have been reviewed and approved.

2.14 If, due to the freezing or payment suspension order of the borrower's designated drawdown account or its payment recipient account by a competent authority, or due to non-compliance with national foreign exchange management policies or the lender's relevant regulations on foreign currency fund disbursement, the lender is unable to complete the entrusted payment or the borrower is unable to complete the payment in a timely manner, the lender shall not bear any liability, nor shall it affect the borrower's repayment obligations already incurred under this contract.

2.15 If the lender suffers losses due to the borrower providing untrue, incomplete, or invalid materials, the borrower shall compensate for such losses.

2.16 If the lender fails to disburse and pay the loan in a timely manner in accordance with the provisions of this contract, it shall bear corresponding liability for breach of contract, unless otherwise agreed in this contract.

2.17 If, due to force majeure events such as war, natural disasters, etc., which are unforeseeable, unavoidable, and insurmountable, or due to unexpected events such as system failures or communication failures of the lender, the lender fails to pay the corresponding amounts on time, the lender shall not bear any liability, provided that the lender promptly notifies the borrower by telephone or in writing.

Article 3 Repayment

3.1 Upon consultation and agreement with the lender, the borrower may repay the loan under this contract in the following manner. The specific repayment method shall be subject to the loan certificate or the drawdown instruction (also known as the electronic loan certificate) issued by the borrower and confirmed by the lender.

A. Repay the principal in a lump sum upon maturity of the loan, and pay interest on the interest settlement dates agreed in this contract.

B. Monthly equal principal repayment method. Where the monthly equal principal repayment method is adopted, the principal and interest repayment date shall correspond to the actual loan disbursement date. If there is no corresponding date, the last day of the month shall be the repayment date. The repayment date for the final installment of principal and interest shall be the loan maturity date. The formula for calculating the total principal and interest payable is as follows:

Total monthly principal and interest = Loan principal / Number of months of the loan term + (Loan principal - Repaid principal) * Daily interest rate * Number of days used in the current period

C. Monthly equal principal and interest repayment method. Where the monthly equal principal and interest repayment method is adopted, the principal and interest repayment date shall correspond to the actual loan disbursement date. If there is no corresponding date, the last day of the month shall be the repayment date. The repayment date for the final installment of principal and interest shall be the loan maturity date. The formula for calculating the total principal and interest payable is as follows:

Total monthly principal and interest = Loan principal * Monthly interest rate * (1 + Monthly interest rate) ^ Number of repayment months / [(1 + Monthly interest rate) ^ Number of repayment months - 1]

D. Repay in installments according to the repayment plan separately agreed upon between the borrower and the lender at the time of drawing the loan.

3.2 The borrower shall repay the loan principal, interest, and other amounts payable in full and on time in accordance with the provisions of this contract. On the business day prior to each repayment date and each interest settlement date, the borrower shall deposit sufficient funds into the repayment account opened with the lender to cover the current period's interest, principal, and other amounts payable. The lender has the right to automatically debit such amounts on the repayment date or interest settlement date, or require the borrower to cooperate in handling the relevant debit procedures. If the funds in the repayment account are insufficient to pay all of the borrower's due and payable amounts, the lender has the right to determine the order of satisfaction.

If the repayment account is reported lost, frozen, subject to a payment suspension order, or closed, or if the borrower needs to change the repayment account, the borrower shall go to the lender to handle the procedures for changing the repayment account. Before the change procedures take effect, if the original repayment account can no longer be debited in full, the borrower shall go to the lender's counter to make the repayment. If the borrower fails to handle the repayment account change procedures in a timely manner or fails to make repayment at the lender's counter in a timely manner, resulting in failure to repay the due loan principal, interest, and other fees in full and on time, the borrower shall bear liability for breach of contract.

3.3 If the borrower applies for early repayment of all or part of the loan, the borrower shall submit a written application to the lender, or submit an early repayment instruction to the lender through the Industrial and Commercial Bank of China's electronic banking system.

3.4 If the lender agrees to the early repayment, the borrower shall, on the early repayment date, simultaneously pay in full all principal, interest, and other amounts payable up to the date of early repayment.

Up to the repayment date, the principal, interest, and other amounts due and payable under this contract in accordance with its terms.

3.5 The lender has the right to recover the loan early based on the borrower's capital return situation. If the lender so requests, the borrower shall repay the loan in installments according to the repayment plan proposed by the lender.

3.6 If the actual loan term is shortened due to the borrower's early repayment or the lender's early recovery of the loan in accordance with this contract, the corresponding interest rate tier shall not be adjusted, and the original loan interest rate shall remain in effect.

Article 4 Guarantee

4.1 Except for unsecured loans, the borrower shall provide legally valid guarantee acceptable to the lender for the performance of its obligations under this contract.

4.2 If the collateral under this contract is damaged, depreciated, subject to title disputes, sealed up, or detained, or if the guarantor breaches the guarantee agreement, or if the financial condition of the guarantor under a suretyship guarantee undergoes adverse changes, or if other changes occur with respect to the collateral or guarantor that are detrimental to the lender's claims, the borrower shall promptly notify the lender and provide other guarantee acceptable to the lender separately.

4.3 The lender has the right to conduct periodic or ad hoc reassessments of the value of the collateral and the guarantee capacity of the guarantor. If the assessment indicates that the value of the collateral has decreased, or the guarantee capacity of the guarantor has diminished, or the guarantor has breached the guarantee agreement, the borrower shall provide additional guarantee equivalent to the decreased value or diminished guarantee capacity, or may separately provide other guarantee acceptable to the lender.

4.4 If the loan under this contract is secured by a pledge of accounts receivable, during the term of this contract, the occurrence of any of the following circumstances shall entitle the lender to declare the loan immediately due and demand that the borrower repay part or all of the loan principal and interest, or provide legally valid, sufficient guarantee acceptable to the lender:

(1) The bad debt ratio of the accounts receivable pledgor with respect to the payor has increased for two consecutive months;

(2) The accounts receivable due but not collected by the accounts receivable pledgor from the payor exceeds 5% of the balance of accounts receivable from that payor;

(3) A trade dispute (including but not limited to disputes over quality, technology, or services) or debt dispute arises between the accounts receivable pledgor and the payor or any other third party, which may result in the accounts receivable not being paid when due.

Article 5 Representations and Warranties

The borrower makes the following representations and warranties to the lender, which shall remain valid throughout the term of this contract:

5.1 It legally possesses the status of a borrower and has the capacity and authority to enter into and perform this contract.

5.2 All necessary authorizations or approvals for entering into this contract have been obtained, and the execution and performance of this contract do not violate the company's articles of association or relevant laws and regulations, and do not conflict with any obligations under other contracts it is required to perform.

5.3 All other due debts have been paid on time, and there is no malicious default on bank loan principal or interest.

5.4 It has a sound organizational structure and financial management system, has not committed any material violations of laws or regulations in its production and operations during the most recent fiscal year, and its current senior management personnel have no material adverse records.

5.5 All documents and information provided to the lender are true, accurate, complete, and valid, and contain no false records, material omissions, or misleading statements.

5.6 The financial and accounting reports provided to the lender are prepared in accordance with Chinese accounting standards, truly, fairly, and completely reflect the borrower's business and liability status, and since the date of the latest financial and accounting report, there has been no material adverse change in the borrower's financial condition.

5.7 It has not concealed from the lender any litigation, arbitration, or claims events in which it is involved.

5.8 It has been fully informed of and completely understands the transaction rules of the Industrial and Commercial Bank of China's online banking and other electronic banking systems related to this contract.

Article 6 Borrower's Undertakings

6.1 To draw and use the loan within the term and for the purposes specified in this contract, and not to use the borrowed funds for shareholder dividends, bonus distributions, fine payments, investments in financial assets, fixed assets (except where the loan amount is less than RMB 500,000), equity, or real estate project development, not to use the funds for lending, not to use them for purchasing housing or repaying residential mortgage loans, and not to allow the funds to flow into the securities market, futures market, or any fields or purposes prohibited or restricted by relevant national laws, regulations, or regulatory provisions.

6.2 To repay the loan principal, interest, and other amounts payable in accordance with the terms of this contract.

6.3 To accept and actively cooperate with the lender's inspection and supervision of loan payment management and the use of borrowed funds, including through account analysis, document inspection, and on-site investigations, and to periodically report on the use of borrowed funds in summary form as required by the lender.

6.4 Accept the lender’s credit inspection, and provide timely, true, accurate, and complete financial materials and other information reflecting the borrower’s debt repayment capacity as required by the lender, including all bank accounts, bank account numbers, deposit balances, etc., and actively assist and cooperate with the lender’s investigation, understanding, and monitoring of its production, operation, and financial condition.

6.5 If any principal, interest, or other amounts payable under this contract become due (including being declared immediately due) and remain unpaid, the borrower shall not distribute dividends or bonuses in any form.

6.6 Before carrying out any merger, division, capital reduction, equity change, equity pledge, material asset or creditor’s right transfer, provision of external guarantees, material external investment, substantive increase in debt financing, or any other action that may adversely affect the lender’s rights and interests, the borrower shall first obtain the lender’s written consent or make arrangements for the realization of the lender’s claims that comply with the lender’s management requirements.

6.7 Immediately notify the lender upon the occurrence of any of the following circumstances:

(1) Changes in name, company seal, articles of association, domicile, legal representative or responsible person, or contact address;

(2) Suspension of business, dissolution, liquidation, business suspension for rectification, revocation of business license, cancellation, or filing (or being filed) for bankruptcy;

(3) Involvement in or potential involvement in material economic disputes, litigation, arbitration, or asset seizure, attachment, or enforcement, or being investigated or penalized by judicial, tax, industrial and commercial, or other competent authorities in accordance with the law;

(4) Shareholders, directors, current senior management, or partners and contributors being suspected of involvement in material cases or economic disputes;

(5) Occurrence of merger, division, capital reduction, equity change, equity pledge, admission of new partners, withdrawal of partners, material asset or creditor’s right transfer, material external investment, substantive increase in debt financing, or any other matter that may adversely affect the lender’s rights and interests.

6.8 Timely, comprehensively, and accurately disclose related party relationships and related transactions to the lender.

6.9 Promptly acknowledge receipt of various notices sent by the lender by mail or other means.

6.10 Not dispose of its own assets in a manner that reduces debt repayment capacity (the term “disposal” as used herein includes but is not limited to asset transfer, creation of security interests over assets, asset trust arrangements, asset securitization, etc.); any guarantee provided to a third party shall not impair the lender’s rights and interests.

6.11 If the loan under this contract is granted on an unsecured basis, the borrower shall submit complete, true, and accurate reports on external guarantees to the lender on a regular basis and, upon the lender’s request, enter into an account monitoring agreement.

6.12 The repayment priority of the borrower’s debts under this contract shall rank ahead of the borrower’s debts to its shareholders, legal representative or responsible person, partners, principal contributors, or key management personnel, and shall at least rank pari passu with similar debts owed to the borrower’s other creditors.

6.13 The borrower has acknowledged and fully understands all transaction rules of the Industrial and Commercial Bank of China online banking and other electronic banking systems related to this contract; the borrower shall properly safeguard its customer certificate and password, and any operation conducted using the borrower’s customer number (card number), password, or customer certificate shall be deemed as an act of the borrower itself, and the electronic records generated therefrom shall serve as evidence and basis for proving and handling the lending relationship under this contract.

6.14 If the borrower’s repayment funds (including but not limited to proceeds obtained by the lender through deduction, disposal of pledged assets, etc.) are insufficient to repay all of the borrower’s debts to the lender under this contract and other contracts, the lender shall have the right to determine the order of repayment.

6.15 Strengthen environmental, social, and governance risk management and accept the lender’s supervision and inspection in this regard. If required by the lender, submit an environmental, social, and governance risk report to the lender.

Article 7 Lender’s Undertakings

7.1 Disburse the loan to the borrower in accordance with the terms of this contract.

7.2 Keep confidential the non-public materials and information provided by the borrower, unless otherwise provided by laws and regulations, otherwise required by competent authorities, or otherwise agreed in this contract.

Article 8 Default

8.1 The occurrence of any of the following circumstances constitutes a default by the borrower:

(1) The borrower fails to repay the principal, interest, or other amounts payable under this contract as agreed, or fails to perform any other obligation under this contract, or breaches any representation, warranty, or undertaking made under this contract;

(2) The guarantee under this contract undergoes a change adverse to the lender’s claims, or the guarantor breaches the guarantee agreement, and the borrower fails to provide alternative guarantee that meets the lender’s management requirements;

(3) The borrower incurs adverse records with the lender or other financial institutions;

(4) Any other debt of the borrower remains unpaid after maturity (including being declared prematurely due).

or fails to perform or breaches obligations under any other agreement, which has or may affect its performance of obligations under this contract;

(5) the borrower's profitability, solvency, operating capacity, cash flow, and other financial indicators fall below the agreed standards, or deteriorate to an extent that has or may affect its performance of obligations under this contract;

(6) material adverse changes occur in the borrower's equity structure, production and operations, or outward investments, which have or may affect its performance of obligations under this contract;

(7) the borrower is involved or may become involved in material economic disputes, litigation, arbitration, or its assets are sealed up, seized, or subjected to compulsory enforcement, or it is investigated or punished by judicial or administrative authorities in accordance with the law, or is exposed by the media for violating relevant national regulations or policies, which has or may affect its performance of obligations under this contract;

(8) the borrower's key individual investors or key management personnel experience abnormal changes, go missing, or are investigated by judicial authorities or have their personal freedom restricted in accordance with the law, which has or may affect its performance of obligations under this contract;

(9) the borrower uses false contracts with related parties, engages in transactions without actual business background to obtain funds or credit from the lender, or intentionally evades the lender's claims through related-party transactions;

(10) the borrower has or may suspend operations, dissolve, go into liquidation, cease operations for rectification, have its business license revoked, be deregistered, or apply for (or be subject to an application for) bankruptcy;

(11) the borrower causes liability accidents or material environmental, social, and governance risk events due to violations of laws, regulations, regulatory requirements, or industry standards related to food safety, production safety, environmental protection, or other environmental, social, and governance risk management, which has or may affect its performance of obligations under this contract;

(12) if the loan under this contract is granted on a credit basis, the borrower's credit rating, profitability level, asset-liability ratio, net cash flow from operating activities, and other indicators do not meet the lender's conditions for credit loans; or the borrower, without the lender's written consent, creates mortgage (pledge) guarantees or provides suretyship guarantees to others using its effective operating assets, which has or may affect its performance of obligations under this contract;

(13) the use of loan funds becomes abnormal or circumvents entrusted payment;

(14) other circumstances that may adversely affect the realization of the lender's claims under this contract.

8.2 If the borrower defaults, the lender is entitled to take one or more of the following measures:

(1) require the borrower to rectify the default within a specified period;

(2) adjust the payment method of the loan funds;

(3) reduce the credit line granted to the borrower;

(4) adjust the interest rates on loans that have been disbursed and/or are yet to be disbursed;

(5) cease disbursing loans and other financing amounts to the borrower under this contract and other contracts between the lender and the borrower, and cancel in part or in full the undrawn loans and other financing amounts of the borrower;

(6) declare all outstanding loans and other financing amounts under this contract and other contracts between the lender and the borrower immediately due and payable, and immediately recover the outstanding amounts;

(7) require the borrower to compensate the lender for losses caused by its default, including but not limited to expenses incurred by the lender in realizing the claims under this agreement, such as attorney fees, auction fees, and costs for applying to a notary public for the issuance of an enforcement certificate;

(8) other measures as stipulated by laws and regulations, provided in this contract, or deemed necessary by the lender.

8.3 If the borrower fails to repay the loan upon maturity (including when declared immediately due) as agreed, the lender is entitled to charge default interest from the date of default at the default interest rate specified in this contract. For any interest (including default interest and compound interest) not paid on time by the borrower, compound interest shall be charged at the default interest rate. The settlement rules for default interest and compound interest shall follow the settlement rules for interest as agreed in this contract.

8.4 If the borrower uses the loan for purposes other than those agreed in this contract, the lender is entitled to charge default interest on the misappropriated portion from the date of misappropriation at the default interest rate for misappropriated loans specified in this contract. For any interest (including default interest and compound interest) not paid on time during the period of misappropriation, compound interest shall be charged at the default interest rate for misappropriated loans. The settlement rules for default interest and compound interest shall follow the settlement rules for interest as agreed in this contract.

8.5 If the borrower simultaneously falls under the circumstances described in clauses 8.3 and 8.4 above, the default interest rate shall be determined by the higher of the two, and the two rates shall not be applied concurrently.

8.6 If the borrower fails to repay the loan principal, interest (including default interest and compound interest), or other amounts payable on time, the lender is entitled to publish a public demand for payment through the media.

8.7 If the control or controlled relationship between the borrower's related parties and the borrower changes, or if the borrower

If any affiliated party of the borrower experiences any circumstance described in Article 8.1, other than those specified in items (1) and (2), which has affected or may affect the borrower's performance of its obligations under this contract, the lender shall be entitled to take any measures stipulated in this contract.

Article 9 Automatic Cancellation of Lender's Commitment

9.1 If the borrower's creditworthiness deteriorates, the lender may, without prior notice, automatically cancel its commitment with respect to all undrawn borrowings of the borrower.

9.2 The occurrence of any of the circumstances described in Articles 8.1 and 8.7 of Part II of this contract shall constitute a deterioration of the borrower's creditworthiness.

Article 10 Deduction and Recovery

10.1 If the borrower fails to repay any matured debt (including debt declared immediately due) under this contract as agreed, the borrower agrees that the lender may deduct corresponding amounts from all domestic and foreign currency accounts maintained by the borrower with Industrial and Commercial Bank of China to satisfy such debt until all of the borrower's obligations under this contract are fully discharged. If the deducted amount is insufficient to satisfy all of the borrower's debts to the lender under this contract or any other contract, the lender shall have the right to determine the order of application.

10.2 If the currency of the deducted amount differs from the currency of this contract, the conversion shall be made at the exchange rate applicable to the lender on the date of deduction. Any interest and other expenses incurred during the period from the date of deduction to the date of repayment (being the date on which the lender converts the deducted amount into the currency of this contract in accordance with the state's foreign exchange control policies and actually discharges the debts under this contract), as well as any difference arising from exchange rate fluctuations during such period, shall be borne by the borrower.

Article 11 Assignment of Rights and Obligations

11.1 The lender shall have the right to assign all or part of its rights under this contract to a third party, and such assignment by the lender shall not require the borrower's consent. Without the lender's prior written consent, the borrower shall not assign any of its rights or obligations under this contract.

11.2 The lender or Industrial and Commercial Bank of China Limited ("ICBC") may, based on operational and management needs, authorize or entrust any other branch of ICBC to perform the rights and obligations under this contract, or transfer the loan receivables under this contract to any other branch of ICBC for assumption and management. The borrower hereby acknowledges and agrees to the foregoing, and no further consent from the borrower shall be required for such actions by the lender. Any other branch of ICBC that assumes the lender's rights and obligations shall be entitled to exercise all rights under this contract and shall have the right to initiate legal proceedings, apply for arbitration, or apply for enforcement in its own name with respect to any dispute arising under this contract.

Article 12 Effectiveness, Amendment, and Termination

12.1 This contract shall become effective upon the satisfaction of all of the following conditions and shall remain in effect until all of the borrower's obligations under this contract have been fully performed:

(1) The borrower confirms the text content through the electronic banking channel of Industrial and Commercial Bank of China by clicking or by other means recognized by the lender, and selects identity verification methods such as an U-shield (the specific method shall be subject to the lender's system settings) for verification. For contracts signed on a third-party platform, the borrower shall adopt electronic signatures or other signing methods recognized by the lender at that time;

(2) The borrower's loan application submitted complies with the lender's management requirements and has been approved by the lender.

The lender may confirm this contract by displaying the contract's validity status in the electronic banking system or by other means.

12.2 If, due to system malfunction, force majeure, or other reasons, errors occur in the display of contract elements such as loan amount and term in the electronic banking system of Industrial and Commercial Bank of China, the lender shall have the right to make corrections and promptly notify the borrower.

12.3 The borrower has acknowledged and fully understood all transaction rules of the online banking and other electronic banking systems of Industrial and Commercial Bank of China related to this contract. The borrower shall properly safeguard its customer certificate and password. Any operation conducted using the borrower's customer ID (card number), password, or customer certificate shall be deemed to have been performed by the borrower itself, and the electronic information records generated therefrom shall serve as evidence and documentation for the financing relationship under this contract. Any electronic signature affixed by the borrower to this contract through the electronic banking system of Industrial and Commercial Bank of China using an online banking certificate shall be deemed to have been executed by the borrower itself or by a person authorized by the borrower.

12.4 Any amendment to this contract shall be made by mutual agreement of the parties in writing (including in electronic data form). Any amended terms or agreements shall form an integral part of this contract and shall have the same legal effect as this contract. Except for the amended parts, the remaining provisions of this contract shall remain valid, and the original terms shall remain effective until the amended parts become effective.

12.5 If changes in national laws, regulations, or policies render all or part of the terms of this contract no longer compliant with such laws, regulations, or policies, the parties shall promptly negotiate and amend the relevant terms as soon as possible.

12.6 The invalidity or unenforceability of any provision of this contract shall not affect the validity or enforceability of the other provisions, nor shall it affect the validity of the entire contract.

12.7 Any amendment or termination of this contract shall not affect the rights of the contracting parties to claim damages. The termination of this contract shall not affect the validity of the dispute resolution clauses contained herein.

Article 13 Confirmation of Service Address for Adjudicative/Arbitral Documents

13.1 The borrower confirms that the address recorded on the first page of this contract shall serve as the service address for legal documents related to disputes arising under this contract. The borrower agrees that judicial authorities (including but not limited to people's courts) or arbitration institutions may use the fax number, mobile phone number, email address, and other electronic contact methods recorded on the first page of this contract for electronic service of various legal documents. The aforementioned legal documents include, but are not limited to, notices of case acceptance, notices of fee payment, notices of response, notices of evidence submission, notices of litigation rights and obligations, summons, notices of court session, adjudicative documents (including judgments, rulings, mediation statements, etc.), notices of performance deadlines, and evidentiary materials.

13.2 The borrower agrees that judicial authorities or arbitration institutions may use one or more of the above service methods to serve legal documents on the borrower. If judicial authorities or arbitration institutions use multiple methods to serve legal documents on the borrower, the time of service shall be determined by the earliest method among those used. Service shall be deemed effectively completed upon the arrival of the service information at the system of the service address. In the event of non-receipt, refusal to accept, or return of the documents, the date of return by mail shall be deemed the date of service. For electronic service, the date on which the corresponding system of the court or arbitration institution indicates successful transmission shall be deemed the date of service.

13.3 The above service arrangements shall apply to all stages of litigation, arbitration, and other judicial proceedings, including but not limited to first instance, second instance, retrial, enforcement, and summary proceedings.

13.4 The borrower shall ensure the truthfulness and validity of the address, fax number, mobile phone number, email address, and other information recorded on the first page of this contract. If any relevant information changes, the borrower shall promptly notify the lender in writing. If the electronic service address changes during litigation or arbitration, the contracting party shall notify the counterparty and the accepting court or arbitration institution of the new electronic service address in writing at least three business days in advance. Otherwise, service (including electronic service) made to the original information shall remain valid, and the borrower shall bear all legal consequences arising therefrom.

13.5 The provisions of this article are special terms expressly agreed upon by all parties to this contract, and their validity is independent of other provisions of this contract. Regardless of whether other provisions of this contract are deemed invalid or revoked by judicial authorities, arbitration authorities, or other competent authorities for any reason, the provisions of this article shall remain valid.

Article 14 Entire Contract

Part one, "Basic Terms," and part two, "Specific Terms," of this contract together constitute a complete "Operating Quick Loan Contract." Words used in both parts shall have the same meaning. The borrower's loan under this contract is subject to the joint binding effect of both parts.

Article 15 Notices

15.1 The borrower undertakes that the address and related electronic contact information retained with the lender are accurate and correct. The lender's sending of relevant documents to the borrower's address recorded on the first page of this contract or to an address separately notified in writing by the borrower shall be deemed to have fulfilled the lender's notification obligation to the borrower.

15.2 In addition to correspondence by mail, the borrower agrees to accept telephone, email, SMS, WeChat, and other electronic methods as means for the lender to send notices and collection reminders. If the borrower's address or related electronic contact information recorded on the first page of this contract changes, the borrower is obligated to promptly notify the lender in writing. Failure to notify in a timely manner shall render notices and collection documents sent by the lender to the originally retained address or related electronic contact information still valid, and the borrower shall bear all legal consequences arising therefrom.

15.3 If the lender sends a relevant notice to the borrower, service of such notice on any one borrower shall be deemed service on all borrowers.

Article 16 Special Value-Added Tax Provisions

16.1 The interest and fees payable by the borrower to the lender under this contract are inclusive of tax.

16.2 If the borrower requests the lender to issue a value-added tax invoice, the borrower shall first register information with the lender, including the borrower's full name, taxpayer identification number or unified social credit code, address, telephone number, bank name, and account number. If the borrower requires the lender to send a fully digitalized electronic invoice (hereinafter referred to as "digital e-invoice") in OFD, PDF, or XML format, the borrower shall also register an email address. The borrower shall ensure that the relevant information provided to the lender is true, accurate, and complete.

complete, and provide relevant supporting documents as required by the lender. The specific requirements shall be published by the lender through branch notifications or website announcements.

16.3 If the borrower collects the paper value-added tax (VAT) invoice in person, the borrower shall provide the lender with a stamped power of attorney designating the collector and specifying the collector’s identification number and other relevant information. The designated collector shall collect the VAT invoice in person using the original identification document. If the designated collector changes, the borrower shall re-issue a stamped power of attorney to the lender. If the borrower chooses to receive the paper VAT invoice by mail, the borrower shall also provide accurate and deliverable mailing information. If the mailing information changes, the borrower shall promptly notify the lender in writing. For electronic invoices (digital tax-controlled invoices) issued by the lender, they shall be automatically delivered to the borrower through the electronic invoice service platform. If the borrower requires digital tax-controlled invoices in OFD, PDF, or XML format, the lender shall send them via email.

16.4 If the lender is unable to issue VAT invoices in a timely manner due to force majeure events such as natural disasters, government actions, or abnormal social events, or due to reasons attributable to the tax authorities, the lender shall have the right to delay the issuance of invoices and shall not bear any liability.

16.5 If, after the VAT invoice is collected by the borrower or delivered by the lender to a third-party courier, the invoice is lost, damaged, or the borrower fails to receive the corresponding copies of the VAT invoice for reasons not attributable to the lender, the lender shall not be liable for compensating the borrower for any related economic losses.

16.6 After the lender issues a blue-ink VAT invoice (excluding digital tax-controlled invoices), if circumstances such as sales returns (including full or partial returns), suspension of taxable services (including full or partial suspension), invoicing errors, or sales discounts occur, the borrower shall return the original invoice or provide valid evidence to the lender to facilitate the lender’s processing of invoice voidance or issuance of a red-ink invoice. If a red-ink special VAT invoice needs to be issued and, in accordance with relevant laws, regulations, and policy documents, the borrower is required to submit the “Information Form for Issuing Red-Ink Special VAT Invoices” to the tax authorities, the borrower shall submit such form to the tax authorities. After the tax authorities review and notify the lender, the lender shall issue the red-ink special VAT invoice.

After the lender issues a blue-ink digital tax-controlled invoice, if circumstances such as sales returns (including full or partial returns), suspension of taxable services (including full or partial suspension), invoicing errors, or sales discounts occur, the following procedures shall apply depending on the specific circumstances:

(1) If the borrower has not confirmed the usage or accounting entry of the blue-ink digital tax-controlled invoice, the lender shall initiate the red-ink offset process and directly issue a red-ink digital tax-controlled invoice.

(2) If the borrower has confirmed the usage or accounting entry of the blue-ink digital tax-controlled invoice, either the lender or the borrower may initiate the red-ink offset process. After the borrower confirms the “Red-Ink Invoice Confirmation Form,” the lender shall issue the red-ink digital tax-controlled invoice. If the “Red-Ink Invoice Confirmation Form” is not confirmed within 72 hours of initiation, it shall be automatically voided.

16.7 During the performance of this contract, if the national tax rate is adjusted, the lender shall have the right to adjust the price stipulated in this contract in accordance with the change in the national tax rate.

Article 17 Miscellaneous

17.1 The lender’s failure to exercise, partial exercise, or delayed exercise of any right under this contract shall not constitute a waiver or modification of such right or any other right, nor shall it affect the lender’s further exercise of such right or any other right.

17.2 The invalidity or unenforceability of any provision of this contract shall not affect the validity or enforceability of the other provisions, nor shall it affect the validity of the entire contract.

17.3 The appendices to this contract and any supplements, amendments, or modifications thereto shall be an integral part of this contract and shall have the same legal effect as the main body of this contract.

17.4 The terms “related party,” “related party relationship,” “related party transaction,” “principal individual investor,” “key management personnel,” and similar terms used in this contract shall have the same meanings as those defined in the “Accounting Standards for Business Enterprises No. 36 – Related Party Disclosure” (Cai Kuai [2006] No. 3) promulgated by the Ministry of Finance and any subsequent amendments thereto.

17.5 Environmental, social, and governance risks as referred to in this contract mean the potential harm to the environment and society and the risks arising from the construction, production, and business activities of the borrower and its main contractors, suppliers, and other significant related parties due to deficiencies in corporate governance and inadequate management. These include environmental and social issues related to energy consumption, pollution, land, health, safety, resettlement, ecological protection, and climate change.

17.6 The lender shall, in accordance with its business rules, prepare and retain documents and records related to the borrowing under this contract.

The instrument constitutes valid evidence establishing the creditor-debtor relationship between the lending and borrowing parties and is binding upon the borrower.

17.7 In this contract, (1) any reference to this contract shall include any amendments or supplements thereto; (2) the headings of clauses are for reference only and shall not constitute any interpretation of this contract, nor shall they impose any limitation on the content or scope of the provisions under such headings.

Both parties confirm that the lending and borrowing parties have fully negotiated all terms of this contract. The lender has drawn the borrower's special attention to all clauses concerning the rights and obligations of both parties, provided a comprehensive and accurate understanding thereof, and has, upon the borrower's request, explained and clarified the relevant clauses. The borrower has carefully read and fully understood all contractual terms (including Part I "Basic Agreement" and Part II "Specific Terms"), and the lending and borrowing parties have a complete and consistent understanding of each clause of this contract and have no objections to the content thereof.

Lender:

Borrower: WIPO (Shanghai) New Energy Technology Co., Ltd.

Place of contract execution: Shanghai

Date of execution: March 26, 2026

Customer authentication type: U-shield

Authentication timestamp: 20260326104733276775